UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2007
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ √ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On October 29, 2007, RF Micro Devices, Inc. ("RFMD") and Sirenza Microdevices, Inc. ("Sirenza") issued a press release announcing that the stockholders of both companies had approved the necessary proposals to allow RFMD's acquisition of Sirenza to move forward.

Under the terms of the merger agreement, holders of Sirenza common stock will receive, in exchange for each share of Sirenza common stock they own, a combination of cash in the amount of $5.56 and 1.7848 shares of RFMD common stock (with cash substituted for any fractional shares).

RFMD expects the acquisition to be completed on or about November 13, 2007, subject to satisfaction of customary closing conditions.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

   (d)  Exhibits

Exhibit No.                               Description

   99.1                                      Joint Press Release by RF Micro Devices, Inc. and Sirenza Microdevices,
                                                Inc., dated October 29, 2007

                                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/William A. Priddy, Jr.
                                                                                  William A. Priddy, Jr.
                                                                                   Chief Financial Officer, Corporate
                                                                                   Vice President of Administration and Secretary

Date:    October 29, 2007

EXHIBIT INDEX

Exhibit No.                           Description of Exhibit

    99.1                                   Joint Press Release by RF Micro Devices, Inc. and Sirenza
                                              Microdevices, Inc., dated October 29, 2007